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                                                                   [Exhibit 3.2]


                                       BY-LAWS

                                          of

                                 M T S, INCORPORATED


                                      ARTICLE 1.

                                       Offices

     Section 1. PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation is hereby fixed and located at 1518 Broadway, Sacramento, California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another in said County. Any such change shall be noted on the By-Laws by the Secretary, opposite this section, or this section maybe amended to state the new location.

     Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors, at any place or places within the State of California, as the Board of Directors may, from time to time, determine.

                                      ARTICLE II

     Section 1. PLACE OF MEETINGS. All annual meetings of shareholders shall be held at the principal office of the Corporation, and all other meetings of shareholders shall be held either at the principal office or at any other place within the State of California, which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation.

     Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the last Wednesday of May of each year, at 1:00 o'clock P.M. of said day, provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.


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Articles of Incorporation, of the By-laws and of the laws of the State of
California as to action to be authorized or approved by the shareholders and subject to the duties of directors as prescribed by the by-laws, all corporate powers shall be exercised by or under the authority of and the business and affairs of the corporation shall be controlled by the Board of Directors. Without prejudice of such general powers but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

     First - to select and remove all officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the articles of incorporation or by the by-laws, fix their compensation and require from them security for faithful service.

     Second - to conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, with the articles of incorporation or the by-laws, as they may deem best.

     Third - to change the principal office for the transaction of business of the corporation from one location to another within the same county as provided in Article I, Section 1, hereof; to fix and locate from time to time one or more subsidiary offices of the corporation within the State of California, as provided in Article I, Section 2, hereof; to designate any place within the State of California for the holding of any shareholders' meeting or meetings except annual meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

     Fourth - to authorize the issue of shares of stock of the corporation from time to time upon such terms as may be fixed from time to time by the Board of Directors.

     Fifth - to borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities thereof.

     Sixth - to appoint an executive committee and other committees, and to delegate to the executive committee any of


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the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal by-laws. The executive committee shall be composed of three directors.

     Section 2. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of directors of the corporation shall be three (3) until changed by amendment of the Articles of Incorporation or a by-law duly adopted by the shareholders.

     Section 3. ELECTION AND TERM OF OFFICE. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

     Section 4. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

          A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 5. PLACE OF MEETING. Regular meetings of the board of directors shall be held at any place within the State of California which has been designated from time to time by resolution of the board or by written consent of all members of the board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal office.

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     Section 6. ORGANIZATION MEETING.  Immediately following each annual meeting of shareholders the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meetings is hereby dispensed with.

     Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call on the last Wednesday of each and every month at 2:OO P.M. of said day; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby dispensed with.

     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called, for any purpose or purposes, at any time by the president, or, if he is absent or unable or refuses to act, by any vice president, or by any two directors.

          Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by mail or other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided for shall be due, legal and personal notice to such director.

     Section 9. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 10. WAIVER OF NOTICE. The transactions of any meeting of the board of directors, however called or noticed or wherever held, shall be as valid as though had at a meeting duly held, after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present sign a written waiver of notice or a consent to holding such meeting or approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. QUORUM. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number be required by law or by the Articles of Incorporation.

     Section 12. ADJOURNMENT. A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the board.

     Section 13. FEES AND COMPENSATION. Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

                                      ARTICLE IV

                                       Officers

     Section 1. OFFICERS. The officers of the corporation shall be a president, a vice president, a secretary and a treasurer. The offices of secretary and treasurer shall be held by the same person. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more additional vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this article. Officers other than the president and the chairman of the board need not be directors.

     Section 2. ELECTION. The officers of the corporation, except such officer as may be appointed in accordance with the provisions of Section 3 of this article, shall be chosen

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annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

     Section 3. SUBORDINATE OFFICERS, ETC. The board of directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the by-laws or as the board of directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by a majority of the authorized number of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

          Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in the by-laws for regular appointments to such office, provided, however, that such vacancy may be filled at any time prior to the annual meeting of the board of directors held the last Friday of April.

     Section 6. CHAIRMAN OF THE BOARD. The chairman of the board, if there shall be such an officer, shall, if present, preside at all meetings of the board of directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the by-laws.

     Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the chairman of the board, or if there is none, at all meetings of the board of directors. He shall be ex-officio a member of all the standing committees including the executive committees, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the by-laws.

     Section 8. VICE PRESIDENT. In the absence or disability, of the president, the vice presidents in order of their rank as fixed by the board of directors, or if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall have such other powers and perform such other duties as from tine to time the board of directors or the by-laws prescribe for them.

     Section 9. TREASURER. The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital shall be classified according to source and shown in a separate account. The books of account shall be at all times open to inspection of any director.

     The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, and shall render to the president and the board of directors whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

     Section 10. SECRETARY. The secretary shall keep, or cause to be kept a book of minutes at the principal office or such other place an the board of directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented by proxy, shareholders' meetings and the proceedings thereof.

          The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the board of directors required by the by-laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or the by-laws.

                                      ARTICLE V

                                    Miscellaneous

     Section 1. RECORD DATE, AND CLOSING STOCK BOOKS. The board of directors may fix a time, in the future, not exceeding fifteen (15) days preceding the date of any meeting of shareholders, and not exceeding thirty (30) days preceding the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date fixed as aforesaid. The board of directors may close the books of the corporation against transfers of shares during the whole, or any part, of any such period.

     Section 2. INSPECTION OF CORPORATE RECORDS. The share register or duplicate share register, the books of account, the minutes of proceedings of the shareholders and directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand of ten per cent (10%) of the shares represented at any shareholders' meeting. Such inspection other than at a shareholders' meeting shall be made in writing upon the president, secretary, or assistant secretary of the corporation.

     Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons, and in such manner, as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 4. ANNUAL REPORT. The board of directors of the corporation shall cause to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year, an annual report.

     Section 5. CONTRACT, ETC., HOW EXECUTED. The board of directors, except as in the by-laws otherwise provided, may authorize any officer of this corporation, or officers, agent or agents of this corporation to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and unless so authorized by the board of directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

     Section 6. CERTIFICATE OF STOCK. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid up. All certificates shall be signed by the president or vice president and by the secretary or the assistant secretary.

     Section 7. REPRESENTATION OF SHARES HELD BY OTHER CORPORATIONS. Shares of this corporation standing in the name of another corporation may be voted or represented and all rights incident thereto may be exercised an behalf of such corporation by any officer or officers of such corporation authorized to do so by the by-laws of such corporation and in the absence of such a vote or representation, by any person authorized to do so by resolution of the board of directors or of the executive committee of such corporation, and in the absence of such vote or representation, by any person authorized to so do by proxy or power of attorney duly executed by the president or vice president and secretary or assistant secretary of such corporation.

     Section 8. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The president, or any vice president and the secretary shall vote, represent and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation, as directed by the board of directors. Such authority may be exercised either by such officers in person or by any person authorized so to do by proxy or power of attorney duly executed by such officers.

     Section 9. INSPECTION OF BY-LAWS. The corporation shall keep in its principal office for the transaction of business, the original or a copy of the by-laws as amended or otherwise altered to date, certified by the secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

                                      ARTICLE VI

                                      Amendments

     Section 1. POWERS OF SHAREHOLDERS. New by-laws may be adopted or these by-laws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders, except as otherwise provided by law or by the articles of incorporation.

     Section 2. POWER OF DIRECTORS. Subject to the right of shareholders as provided in Section I of this Article VI to adopt, amend or repeal by-laws, by-laws may be adopted, amended or repealed by the board of directors.

                                     ARTICLE VII

                    Restrictions on Sale and/or Transfer of Shares

     Section 1. Before there can be a valid sale or transfer or any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares. Said notice shall specify the name and address of each intended vendee or intended transferee, the number of shares to be sold or transferred, the price per share, the terms upon which such holder intends to make such sale or transfer, and shall state generally that the notice is given pursuant to this Article VII of the by-laws of this corporation. The secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation. Such notice may be delivered to such shareholders personally or may be mailed to the last known addresses of such shareholders, as the same may appear on the books of this corporation. Within fifteen (15) days after the mailing or delivering of said notices to such shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers to purchase a specified number or numbers of such shares at the price and upon the terms states in said notice.

     If the total number or shares specified in such offers exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the secretary.

     If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

     If none or only part of the shares referred to in said notice to the secretary is purchased, as aforesaid, in accordance with offers made within said fifteen (15) day period, the shareholders desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary not so purchased by the other shareholders, to any person or persons named as an intended vendee or intended transferee in said notice to the secretary, but to no other person or persons; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary; and provided further, that such sale or transfer shall be made within sixty (60) days following the expiration of said fifteen (15) day period.

     Section 2. Any sale or transfer, or purported sale or transfer, of the shares of this corporation shall be null and void unless the terms, conditions and provisions of this Article VII of this corporation's by-laws are strictly observed and followed.

                         WRITTEN ASSENT OF SHAREHOLDERS OF
                                 MTS, INCORPORATED
                              TO AMENDMENTS OF BY-LAWS

     The undersigned, each holding the number of shares of said corporation entitled to vote herein below indicated after his name, and constituting, in the aggregate, shareholders of said corporation entitled to exercise a majority of the voting power, do hereby assent to the amendment of the by-laws of said corporation and do hereby amend the by-laws of said corporation as follows:

     1. Section 2 of Article II of the by-laws of said corporation is hereby amended to read as follows:

                                     ARTICLE II

                              Meetings of Shareholders

     "Section 2. ANNUAL MEETINGS. The annual meetings of shareholders shall be held on the last Wednesday of May of each year at 10:00 A.M., provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

     "Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, or other means of written communication addressed to the place where the principal office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located. All such notices shall be sent to each shareholder entitled thereto not less than SEVEN days before each annual meeting. Such notices shall specify the place, the day and the hour of such meeting and shall state such other matters, if any, as may be expressly required by statute."

     2. Section 7 of Article III of the by-laws of said corporation, is hereby amended to read as follows:

                                     ARTICLE III

                                      DIRECTORS

          "Section 7. OTHER REGULAR MEETINGS. Other regular meetings of the board of directors shall be held without call on the last Wednesday of each month at 10:00 P.M., provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with."

          IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name and following his name the date of signing and the number of shares of said corporation entitled to vote held by him of record on said date.

NAME                               DATE                      NUMBER OF SHARES
----                               ----                      ----------------

/s/ Russell M. Solomon             Sept 16, 1974                  500
----------------------------
  RUSSELL M. SOLOMON

                               CERTIFICATE OF SECRETARY


          I, the undersigned, do hereby certify:

          1. That I am the duly elected and acting secretary of MTS, INCORPORATED, a California corporation: and,

          2. That the foregoing by-laws, comprising 14 pages, together with the Written Assent of Shareholders of MTS, INCORPORATED to Amendment of By-Laws, comprised of 2 pages, constitute the By-Laws of said corporation as duly adopted at a meeting of the Board of Directors thereof, duly held on October 14, 1960, and as amended by the shareholders of said corporation by written assent of all of the shareholders thereof on September 16, 1974.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of this corporation this 16 day of September, 1974.



                                        /s/ Walter S. Martin
                                        ----------------------------------
                                        WALTER S. MARTIN, Secretary

                               CERTIFICATION OF BY-LAWS


     I, WALTER S. MARTIN, Secretary of MTS, Incorporated, a California Corporation (herein called the "Company"), do hereby certify that attached hereto as exhibit "A" is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since adopted on October 14, 1960 and amended on September 16, 1974. On or about October 1, 1985 a notation was made opposite Section 1 of the By-Laws as contemplated therein changing the principal office of the corporation to 2500 Del Monte Street, West Sacramento, CA 95691.

Dated this    13th    day of April, 1994.
           ----------

                                        /s/ Walter S. Martin
                                        ----------------------------------
                                        WALTER S. MARTIN, Secretary of
                                        MTS, Incorporated